EXHIBIT 3.2
                           CERTIFIED COPY OF
                           RESTATED BYLAWS OF
                         BURR-BROWN CORPORATION

I, Jill H. Rice, do hereby certify that the following is a complete, true and correct copy of the Restated Bylaws of Burr-Brown Corporation, a corporation duly organized and existing under the laws of the State of Delaware. I am the keeper of the corporate seal and of the minutes and records of this Corporation; and that the said Restated Bylaws are in full force and effect and have not been rescinded or modified.

                                ARTICLE I
                                 OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                               ARTICLE II
                         MEETING OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Tucson, State of Arizona, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders, commencing with the year 1983, shall be held in the month of April on such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transaction such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty
            (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and out-standing and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stock-holder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjourn-ment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on a certain question (abstentions being deemed for purposes of this Section to be non-votes) shall decide any such question brought before such meeting, unless the question is one upon which by express provision of the statutes, or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Delaware.

Section 11. The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

Section 12. NOTICE OF STOCKHOLDER BUSINESS.  At an annual meeting of the stock-
            holders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be

            (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,

            (b) otherwise properly brought before the meeting by or at the direction of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), or

            (c) otherwise properly be requested to be brought before the meeting by a stockholder.

            For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 80 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting.

            (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting.

            (b) the name and address of the stockholder proposing such business,

            (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on such business on the date of such notice and, if applicable, intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

            (d) the class and number of shares of the Corporation which are beneficially owned by the stockholder,

            (e) such other information regarding each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement file pursuant to the proxy rules of the Securities and Exchange Commission, had the matter been proposed, or intended to be proposed, by the Board of Directors, and

            (f)  any material interest of the stockholder in such business.

            Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section of the Bylaws. The chair-man of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13. NOTIFICATION OF NOMINEES.  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stock-holder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; pro-vided however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth:

            (a) the name and address of stockholder who intends to make the nomination and of the person or persons to be nominated;

            (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

            (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

            (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

            (e) the consent of each nominee to serve as a director of the Corporation if so elected.

                               ARTICLE III
                                DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than nine (9). The first board shall consist of six (6) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual election and until such Director's successor shall have been duly elected and qualified.

            Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner removed.

            Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provi-sions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                   MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The Board of Directors of the corporation may hold meetings, both regular and special either within or without the State of Delaware.

Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president and shall be called by the president or secretary on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary on the written request of the sole director.

            Notice of the time and place of special meetings shall be delivered personally or by telephone or facsimile to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile or by telegram, it shall be delivered personally or by telephone, facsimile or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

Section 8. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the president, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

Section 10. Unless otherwise restricted by the certificate of incorporation of these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 11. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                         COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting, and not disquali-fied from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                        COMPENSATION OF DIRECTORS

Section 14. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                          REMOVAL OF DIRECTORS

Section 15. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote for the election of such director or directors.

                               ARTICLE IV
                                 NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United State mail. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

                                ARTICLE V
                                OFFICERS

Section 1. The Board of Directors shall designate certain officers of the corporation as executive officers of the corporation, and such executive officers shall include the Chairman of the Board, if any, and the president, one of whom shall be designated as the chief executive officer, the chief financial officer, and such other officers as the Board of Directors may designate.

            The Board of Directors may also create other offices of the corporation that are not designated as executive offices and such non-executive offices may include one or more vice presidents, a secretary, assistant secretaries, a treasurer, a controller and other assistants to the chief financial officer.

Section 2. The executive officers of the corporation shall be chosen by the Board of Directors. The Board of Directors may elect from among its members a Chairman of the Board and one or more Vice Chairmen of the Board. The non-executive officers of the corporation may be appointed by the Board of Directors or by the Chief Executive Officer. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

Section 3. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president or chief executive officer, a chief financial officer and such other executive officers as the Board may elect.

Section 4. With respect to the non-executive offices established by the Board of Directors, the Board of Directors or, if so delegated by the Board, the chief executive officer may appoint such other non-executive officers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by the president.

Section 5. The compensation of all the executive officers of the corporation shall be fixed by the Board of Directors, and the salaries of all the non-executive officers of the corporation shall be fixed by the Board of Directors or, if so delegated by the Board, the chief executive officer.

Section 6. The officers of the corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any non-executive officer appointed by the chief executive officer may be removed at any time by such person. Any vacancy occurring in any office of the corporation appointed by the Board of Directors shall be filled by the Board of Directors, and any vacancy occur-ring in any non-executive office of the corporation appointed by the chief executive officer shall be filed by the Board of Directors or by the chief executive officer.

                        THE CHAIRMAN OF THE BOARD

Section 7. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law. The Board of Directors may designate the Chairman of the Board as the chief executive officer of the corporation.

Section 8. In the absence of the Chairman of the Board, the Vice Chairman, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chair-man shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

                    THE PRESIDENT AND VICE-PRESIDENTS

Section 9. The president shall be the chief executive officer of the corporation unless the Board of Directors designates the Chairman of the Board as the chief executive officer of the corporation.
            In the absence of the Chairman and Vice Chairman of the Board of Directors, the president shall preside at all meetings of the stockholders and the Board of Directors. The president shall have responsibility for general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 10. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 11. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any, or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

            The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

                  THE SECRETARY AND ASSISTANT SECRETARY

Section 12. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when so requested by any such committee.

            The secretary shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corpor-ation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors or the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

                       THE CHIEF FINANCIAL OFFICER


Section 14. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

Section 15. The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 16. If required by the Board of Directors, the chief financial officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corpor-ation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 17. The treasurer, controller and the other assistants to the chief financial officer in the order determined by the Board of Directors or the chief executive officer (of if there be no such determina-tions then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

                               ARTICLE VI
                          CERTIFICATE OF STOCK

Section 1. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes of series of its stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertified shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the president or a vice president and the chief financial officer or an assistant to the chief financial officer, or the secretary or an assistant secretary of the corpor-ation, representing the number of shares registered in certified form.

            The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consider-ation to be paid therefor. Certificates may be issued for partly paid shares and in such case upon the face or back of the certifi-cates issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertified partly paid shares, the total amount of the consideration to be paid therefore, and the amount paid thereon shall be specified. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consi-deration actually paid thereon.

            If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, desig-nations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/ or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stock-holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limita-tions or restrictions of such preferences and/or rights.

Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                            LOST CERTIFICATES

Section 3. Except as provided in this Article VI, Section 3, no new certifi-cates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleges to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certi-ficate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                            TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                               ARTICLE VII
                           GENERAL PROVISIONS

                                DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                               FISCAL YEAR

Section 4. The fiscal year of the corporation shall be a calendar year. The close of the first fiscal year shall therefore be December 31, 1983, and each succeeding year shall close on December 31.

                                  SEAL

Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed of affixed or reproduced or otherwise.

                             INDEMNIFICATION

Section 6. The Corporation shall indemnify its officers, and directors, to the full extent and in the manner permitted by the General Corporation Law of Delaware against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the corpora-tion. Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding reason of the fact that he is or was a director or officer of the corpora-tion (or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corpora-tion as authorized by relevant sections of the General Corporation Law of Delaware.

            The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (in addition to directors and officers) against expenses (including attorneys' fees) judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section, an "employee" or "agent" of the corporation includes any person (i) who is or was an employee or agent of the corporation, or (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation.

            A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is here-after amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corpora-tion's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VII, Section 6 by the stockholders of the Corpora-tion shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corpor-ation as a director, officer, employee or agent of another corpora-tion, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                            BOOKS AND RECORDS

Section 7. Any stockholder or any director shall have the right to inspect the books and records of the corporation to the full extent permitted by, and subject to the terms and conditions of, the General Corpor-ation Law of Delaware.

            The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                               DISSOLUTION

Section 8. If it should be deemed advisable in the judgement of the Board of Directors that the corporation should be dissolved, the Board of Directors, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

            At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corpor-ation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with the General Corporation Law of Delaware, the corporation shall be dissolved.

                                CUSTODIAN

Section 9. The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                 (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                 (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

                 (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

            The custodian shall have all the powers and title of a receiver appointed under the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                        STOCK TRANSFER AGREEMENTS

Section 10. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

                        CONSTRUCTION; DEFINITIONS

Section 11. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                              ARTICLE VIII
                               AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certifi-cate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the said corporation, this 21st day of October 1994.

                                   Jill H. Rice, Corporate Secretary
     (Seal)                        (Signature on file)